Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 18, 2013 (this “Agreement”), is entered into among LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 5, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                   Amendments.

(a)                The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.  The amount of the Aggregate Revolving Commitments in effect on June 18, 2013 is $60,000,000.

(b)                The definition of “Consolidated Adjusted EBITDAR” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated Adjusted EBITDAR” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period plus (b) rent and lease expense for such period minus (c) Consolidated Maintenance Capital Expenditures made during such period minus (d) income taxes paid in cash during such period.

(c)                The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) other non-cash charges for such period (excluding any write-down of current assets and any such non-cash charges to the extent that such charge represents an accrual of or reserve for a future cash payment), (v) non-cash stock-based compensation expense for such period and (vi) cash charges related to the closure of the Borrower’s Schools located in the States of Ohio and Kentucky in an aggregate amount not to exceed $11,500,000 during the term of this Agreement, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) non-cash income or gains for such period and (ii) tax benefits, refunds or credits for such period.

(d)                The definition of “Consolidated Maintenance Capital Expenditures” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated Maintenance Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the lesser of (a) 3.5% of the consolidated revenues for such period and (b) Consolidated Capital Expenditures for such period.

(e)                 The definition of “Eurodollar Base Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Eurodollar Base Rate” means:

(a)            for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

(f)                 The definition of “Guarantors” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Guarantors” means, collectively, (a) each Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 7.13 or otherwise, (c) with respect to (i) Obligations under any Secured Hedge Agreement (other than with the Borrower), (ii) Obligations under any Secured Cash Management Agreement (other than with the Borrower) and (iii) any Swap Obligations of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower, and (d) the successors and permitted assigns of the foregoing.

(g)                The definition of “Obligations” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

(h)                The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligations that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” has the meaning specified in Section 4.08.

“Swap Obligations” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(i)	Section 2.04(a) of the Credit Agreement is hereby amended to read as follows:

(a)            Swing Line Facility.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (B) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(j)                  A new Section 4.08 is hereby added to the Credit Agreement, immediately following Section 4.07 of the Credit Agreement, to read as follows:

4.08            Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby  jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount).  The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Loan Party that would otherwise not constitute an “eligible contract participant” for any Swap Obligation for all purposes of the Commodity Exchange Act.

(k)                Section 8.06 of the Credit Agreement is hereby amended to read as follows:

8.06            Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)               each Subsidiary may make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)              each Loan Party and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

(c)               any Subsidiary may make payments to the Borrower of dividends or distributions in an amount sufficient to enable the Borrower to timely pay when due United States federal, state and local income tax liabilities in respect of income earned by the Loan Parties and their Subsidiaries; provided, that the proceeds of such dividends or distributions are in fact used to pay such tax liabilities;

(d)               any Loan Party or any Subsidiary may purchase, redeem or otherwise acquire its Equity Interests with proceeds received from the substantially concurrent issue of new Equity Interests; and

(e)               the Borrower may make other Restricted Payments so long as (i) no Default exists immediately prior and after giving effect thereto, (ii) except in the case of the payment of quarterly dividends on or prior to March 31, 2014, after giving effect to such Restricted Payments on a Pro Forma Basis, the Consolidated Leverage Ratio is less than 1.00 to 1.0, (iii) for a Restricted Payment which is a stock repurchase, if Consolidated EBITDA for the twelve months ending on the last day of the most recently reported fiscal quarter does not exceed $60,000,000, the Borrower may only make stock repurchases if, after giving effect to such stock repurchase, the aggregate amount of all stock repurchases made by the Borrower during the current fiscal quarter and the immediately preceding four fiscal quarters does not exceed $15,000,000 and (iv) with respect to any Restricted Payments in the form of cash dividends, neither the amount of such dividends per share nor the frequency of payment thereof shall be increased without the prior written consent of the Required Lenders.

(l)                  Section 8.11(c) of the Credit Agreement is hereby amended to read as follows:

(c)          Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower set forth below (commencing with the fiscal quarter ending June 30, 2012) to be less than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2012	N/A	1.15 to 1.0	1.15 to 1.0	1.15 to 1.0
2013	1.15 to 1.0	1.15 to 1.0	1.15 to 1.0	1.05 to 1.0
2014	1.05 to 1.0	1.15 to 1.0	1.15 to 1.0	1.25 to 1.0
thereafter	1.25 to 1.0	1.25 to 1.0	1.25 to 1.0	1.25 to 1.0

(m)               The penultimate paragraph in Section 9.03 of the Credit Agreement is hereby amended to add the following sentence at the end thereto to read as follows:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

(n)                Schedule 2.01 of the Credit Agreement is hereby amended in its entirety in the form of Schedule 2.01 attached hereto.

(o)                Exhibit 7.02 of the Credit Agreement is hereby amended in its entirety in the form of Exhibit 7.02 attached hereto.

2.                   Effectiveness; Conditions Precedent.  This Agreement shall be effective when all of the conditions set forth in this Section 2 shall have been satisfied:

(a)            receipt by the Administrative Agent of copies of this Agreement duly executed by the Borrower, the Guarantors and the Required Lenders; and

(b)            receipt by the Administrative Agent, for the account of each Lender executing this Agreement, a fee in an amount equal to 0.10% of such Lender's Revolving Commitment (after giving effect to the reduction of the Aggregate Revolving Commitments pursuant to this Agreement).

3.                   Expenses.  The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

4.                   Ratification of Credit Agreement.  Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby.  This Agreement is a Loan Document.  Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  Each Loan Party acknowledges and affirms all of its obligations under the Loan Documents.

5.                   Authority/Enforceability.  Each Loan Party represents and warrants as follows:

(a)            It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)            This Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and to general principles of equity.

(c)            No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Agreement.

(d)            The execution and delivery of this Agreement does not (i) contravene the terms of its Organization Documents or (ii) violate any Law.

6.                   Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants to the Lenders that after giving effect to this Agreement (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as written) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as written) as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

7.                   Counterparts/Facsimile.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Agreement by facsimile or other secure electronic format (.pdf) shall be effective as an original.

8.                   GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.                   Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.                Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.                Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature pages follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	LINCOLN EDUCATIONAL SERVICES CORPORATION,
a New Jersey corporation

	By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: CFO

GUARANTORS:	LINCOLN TECHNICAL INSTITUTE, INC.,
a New Jersey corporation

	By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

NEW ENGLAND ACQUISITION, LLC,
a Delaware limited liability company

	By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

SOUTHWESTERN ACQUISITION, L.L.C.,
a Delaware limited liability company

	By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

NASHVILLE ACQUISITION, L.L.C.,
a Delaware limited liability company

	By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

EUPHORIA ACQUISITION, LLC,
a Delaware limited liability company

	By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.,
a Florida corporation

By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

LCT ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

NN ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

LTI HOLDINGS, LLC,
a Colorado limited liability company

By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Treasurer

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Jonathan M. Phillips
Name: Jonathan M. Phillips
Title: Senior Vice President

BARCLAYS BANK PLC,
as a Lender

	By:	/s/ Alicia Borys
Name: Alicia Borys
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Steven Wexler
Name: Steven Wexler
Title: Vice President

BMO HARRIS FINANCING, INC.,
as a Lender

By:
Name:
Title:

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitment
Bank of America, N.A.	$24,705,882.35	41.176470588%
Barclays Bank PLC	$14,117,647.06	23.529411765%
PNC Bank, National Association	$14,117,647.06	23.529411765%
BMO Harris Financing, Inc.	$7,058,823.53	11.764705882%
TOTAL	$60,000,000.00	100.000000000%

Exhibit 7.02

FORM OF COMPLIANCE CERTIFICATE

For the fiscal quarter ended _________________, 20___.

I, ______________________, [Title] of LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of April 5, 2012 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent:

(a)	The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

(b)	[select the applicable provision:]

[Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.]

[or:]

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status, and a description of the action, if any, taken by the Borrower or any Subsidiary to remedy the same.]

Delivered herewith are detailed calculations demonstrating compliance by the Loan Parties with the financial covenants contained in Section 8.11 of the Credit Agreement and Section 8.15 of the Credit Agreement as of the end of the fiscal period referred to above.

This ______ day of ___________, 20__.

,	LINCOLN EDUCATIONAL SERVICES CORPORATION
a New Jersey corporation

By:
Name:
Title:

Computation of Financial Covenants
For the Fiscal Quarter/Fiscal Year ended ______________, 20____

1.	Consolidated Adjusted Net Worth

Consolidated Adjusted Net Worth

		(a)	consolidated shareholders' equity of the Borrower and its Subsidiaries as of such date:	$_________________________

		(b)	to the extent reducing consolidated shareholders’ equity, non-cash impairment charges for goodwill and other intangible assets as of such date:	$_________________________

		(c)	outstanding student loan commitments of the Borrower and its Subsidiaries as of such date:	$_________________________

		(d)	Consolidated Adjusted Net Worth: [1.(a) + 1.(b) – 1.(c)]	$_________________________
Minimum permitted: See Section 8.11(a) of the Credit Agreement

2.	Consolidated Leverage Ratio

	(a)	Consolidated Funded Indebtedness (as of such date)

		(i)	all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$_________________________

		(ii)	all Purchase Money Indebtedness:	$_________________________

		(iii)	the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments	$_________________________

(iv)
all obligations in respect of the deferred purchase price of property or services (other than (i) contingent obligations not yet due and payable to pay the earn out portion of the purchase price for Permitted Acquisitions and not required to be reflected as liabilities on the balance sheet and (ii) trade accounts payable in the ordinary course of business)
$_________________________

		(v)	all Attributable Indebtedness:	$_________________________

(vi)
all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:
$_________________________

	(vii)	all Guarantees with respect to Indebtedness of the types specified in clauses (i) through (vi) above of Persons other than the Borrower or any Subsidiary:	$_________________________
(viii)
all Indebtedness of the types referred to in clauses (i) through (vii) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Loan Party or such Subsidiary:
$_________________________

	(ix)	Consolidated Funded Indebtedness: [2.(a)(i) + 2.(a)(ii) + 2.(a)(iii) + 2.(a)(iv) + 2.(a)(v) + 2.(a)(vi) + 2.(a)(vii) + 2.(a)(viii)]	$_________________________

(b)	Consolidated EBITDA (for the most recently completed four fiscal quarters)
	(i)	Consolidated Net Income for such period:	$_________________________

(the following (ii) – (vii), to the extent deducted in calculating such Consolidated Net Income):

	(ii)	Consolidated Interest Charges for such period:	$_________________________

	(iii)	the provision for federal, state, local and foreign income taxes payable for such period:	$_________________________

	(iv)	the amount of depreciation and amortization expense for such period:	$_________________________

(v)
other non-cash charges for such period (excluding any write-down of current assets and any such non-cash charges to the extent that such charge represents an accrual of or reserve for a future cash payment):
$_________________________

	(vi)	non-cash stock-based compensation expense for such period:	$_________________________
	(vii)	cash charges related to the closure of the Borrower’s Schools located in the States of Ohio and Kentucky (in an aggregate amount not to exceed $11,500,000 during the term of the Credit Agreement)	$_________________________

		(viii)	to the extent included in calculating such Consolidated Net Income, non-cash income or gains for such period:	$_________________________

		(ix)	to the extent included in calculating such Consolidated Net Income, tax benefits, refunds or credits for such period	$_________________________

		(x)	Consolidated EBITDA: [2.(b)(i) + 2.(b)(ii) + 2.(b)(iii) + 2.(b)(iv) + 2.(b)(v) + 2.(b)(vi) + 2.(b)(vii) – 2.(b)(viii) – 2.(b)(ix)]	$_________________________

	(c)	Consolidated Leverage Ratio [2.(a)(ix) / 2.(b)(x)]		________ to 1.0
Maximum permitted: 2.25 to 1.0
3.	Consolidated Fixed Charge Coverage Ratio

	(a)	Consolidated Adjusted EBITDAR (for the most recently completed four fiscal quarters)

		(i)	Consolidated EBITDA (See Line 2.(b)(x) above):	$_________________________

		(ii)	rent and lease expense for such period:	$_________________________

(iii)
Consolidated Maintenance Capital Expenditures made during such period (to equal the lesser of (x) 3.5% of consolidated revenues for such period and (y) Consolidated Capital Expenditures for such period):
$_________________________

		(iv)	income taxes paid in cash during such period:	$_________________________

		(v)	Consolidated Adjusted EBITDAR: [3.(a)(i) + 3.(a)(ii) – 3.(a)(iii) – 3.(a)(iv)]	$_________________________

	(b)	Consolidated Fixed Charges (for the most recently completed four fiscal quarters)
		(i)	the cash portion of Consolidated Interest Charges for such period:	$_________________________

		(ii)	rent and lease expense for such period:	$_________________________
		(iii)	Consolidated Scheduled Funded Debt Payments for such period:	$_________________________

		(iv)	Consolidated Fixed Charges: [3.(b)(i) + 3.(b)(ii) + 3.(b)(iii)]	$_________________________

	(c)		Consolidated Fixed Charge Coverage Ratio [3.(a)(v) / 3.(b)(iv)]	________ to 1.0

Minimum permitted: See Section 8.11(c) of the Credit Agreement.

4.	Minimum Financial Responsibility Composite Score
	Financial Responsibility Composite Score:		$_________________________
Minimum permitted: 1.5

5.	Cohort Default Rate
	Cohort Default Rate:		_________________________%
Maximum permitted: See Section 8.11(e) of the Credit Agreement

6.	Consolidated Capital Expenditures

Consolidated Capital Expenditures

	(a)	all consolidated capital expenditures for such period:	$_________________________

	(b)	expenditures to the extent made with the proceeds of any Involuntary Disposition used to purchase property that is useful in the business of the Borrower and its Subsidiaries for such period:	$_________________________

	(c)	Consolidated Capital Expenditures: [6.(a) – 6.(b)]	$_________________________

Maximum permitted: $75,000,000 in any fiscal year